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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report: (Date of earliest event reported): AUGUST 14, 1998


                         SARATOGA BEVERAGE GROUP, INC.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    DELAWARE                     33-62038NY                   14-1749554
-----------------            -----------------             -----------------
 (State or other              (Commission File               (IRS Employer
 jurisdiction of                  Number)                  Identification No.)
 incorporation)

               11 GEYSER ROAD
         SARATOGA SPRINGS, NEW YORK                             12866
  ----------------------------------------                   ----------
  (Address of principal executive offices)                   (Zip Code)

                                 (518) 584-6363
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

                  Saratoga Beverage Group, Inc. (the "Registrant") has entered into an Agreement and Plan of Merger dated as of August 14, 1998 (the "Merger Agreement") with The Fresh Juice Company, Inc. ("Fresh Juice") and a wholly-owned subsidiary of the Registrant, Rowale Corp., pursuant to which Rowale Corp. will be merged into Fresh Juice (the "Merger"). Subsequent to the Merger, Fresh Juice will be operated as a wholly owned subsidiary of the Registrant. Pursuant to the terms of the Merger Agreement, the Registrant will purchase the shares of Fresh Juice's common stock, par value $.01 per share, for $3.35 per share in cash ($21.8 million in the aggregate).

                  Pursuant to the terms of the Merger Agreement, Steven Bogen, Chief Executive Officer of Fresh Juice, will be added to the Board of Directors of the Registrant. Mr. Bogen will also become a consultant to the Registrant following the Merger. Jeffrey Heavirland, in addition to his current responsibilities of Chief Executive Officer of The Fresh Juice of California, Inc. d/b/a Hansen's Juice Company, a subsidiary of Fresh Juice, will become an officer of the Registrant.

                  Fresh Juice and the Registrant have also entered into a Voting, Standstill and Proxy Agreement dated as of August 14, 1998 (the "Voting Agreement") whereby certain stockholders who are directors or officers of Fresh Juice, and collectively own approximately 53% of the common stock of Fresh Juice, have agreed to vote in favor of the Merger. The Voting Agreement expires if the Merger Agreement is terminated. The Registrant or its affiliates may acquire shares of Fresh Juice on the open market prior to the Merger.

                  In connection with the Merger, the Registrant has received a commitment letter from NationsBank, N.A. to provide the Registrant with senior debt financing (the "Financing"). The consummation of the transactions contemplated by the Merger Agreement is subject to several material conditions, including, among others, the consummation of the Financing and the approval of the Merger by the stockholders of Fresh Juice.

                  Although there can be no assurance that the Merger will be completed, the parties expect, subject to the satisfaction of all conditions, to consummate the Merger during the fourth quarter of this year. Under certain conditions, if the Merger Agreement is terminated or the Merger is not consummated, either Fresh Juice or the Registrant, depending on the circumstances, may be entitled to a fee as liquidated damages.

                  This Current Report contains forward-looking statements which are based on the Registrant's and Fresh Juice's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Registrant's and Fresh Juice's control. Actual results could vary materially from expected results due to a variety of factors, including, but not limited to, the

                                       2

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general performance of the economy, specifically as it affects the retail beverage industry; factors applicable to the Registrant and its business referred to in the Securities and Exchange Commission filings of the Registrant, particularly the Registrant's Annual Report on Form 10- KSB for the year ended December 31, 1997 and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998; and factors applicable to Fresh Juice, particularly Fresh Juice's Annual Report on Form 10-KSB for the year ended November 30, 1997 and its Quarterly Reports on 10-QSB for the quarters ended February 28, 1998 and May 31, 1998.

                  The Registrant's August 17, 1998 press release, the Merger Agreement and exhibits thereto, and the Voting Agreement each appears as an Exhibit to this Current Report and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

EXHIBIT NO.         DESCRIPTION


2.1 Agreement and Plan of Merger dated as of August 14, 1998 among Saratoga Beverage Group, Inc., Rowale Corp. and The Fresh Juice Company, Inc. and exhibits thereto.

10.1 Voting, Standstill and Proxy Agreement dated as of August 14, 1998, among the Fresh Juice Company, Inc., certain stockholders of The Fresh Juice Company, Inc. and Saratoga Beverage Group, Inc.

99.1                Press Release dated August 17, 1998.


                                       3

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SARATOGA BEVERAGE GROUP, INC.


                                           By:   /s/ Robin Prever
                                                -------------------------------
                                                 Robin Prever
                                                 Chief Executive Officer


Date:    August 20, 1998


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                               INDEX TO EXHIBITS


EXHIBIT NO.                           DESCRIPTION

2.1 Agreement and Plan of Merger dated as of August 14, 1998 among Saratoga Beverage Group, Inc., Rowale Corp. and The Fresh Juice Company, Inc. and exhibits thereto.

10.1 Voting, Standstill and Proxy Agreement dated as of August 14, 1998, among the Fresh Juice Company, Inc., certain stockholders of The Fresh Juice Company, Inc. and Saratoga Beverage Group, Inc.

99.1                                  Press Release dated August 17, 1998.